Exhibit 99.1

FAT BRANDS INC. REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

Conference call and webcast today at 5:00 p.m. ET

LOS ANGELES (August 6, 2020) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal second quarter 2020 financial results for the 13-week period ending June 28, 2020.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “Thank you to our employees and franchisees, who have shown dedication and resolve to persevere through the challenges presented by the pandemic, and to return to a consistent growth mode as soon as possible.”

“In the second quarter, even while navigating the rapidly evolving state by state regulatory landscape, and while supporting and empowering our franchisees, the FAT Brands team executed on our strategic goals. This included anticipating and capitalizing on the rapid shift to delivery and to go, with the successful implementation of third-party delivery through enterprise partnerships with the big four delivery platforms. We also made progress on our cross-selling and co-branding programs, with four new co-branded Fatburger / Buffalo’s locations during the quarter and one multi-concept virtual restaurant, and we have a strong development pipeline for the second half of the year. Lastly, in July, we completed the public offering of our Series B Preferred Stock, which, on the heels of our whole business securitization in March, simplified our capital structure and lowered our cost of capital.”

Wiederhorn continued, “Toward the end of the second quarter and through July, local restrictions eased and dining rooms began to re-open. Same-store sales steadily improved, increasing 44% from $3.3 million the week ending May 17th to $4.7 million the week ending July 26th. We are optimizing operations wherever possible, and continuing the expansion of the FAT Brands asset light model. Through the end of July, there have been 15 new store openings, and we have plans to open 18 additional stores by the end of the year.”

Fiscal Second Quarter 2020 Highlights

●	Total revenues of $3.1 million compared to $5.9 million in the second quarter of 2019. Excluding advertising revenues, revenues were $2.5 million, down from $4.8 million in the second quarter of 2019.

o	System-wide sales were down 51.1% y/y and 31.1% YTD
■	System-wide sales (excluding Ponderosa & Bonanza) declined 29.1% y/y and 15.4% YTD
■	United States sales decline of 49.7% y/y and 32.0% YTD
■	Canada sales decline of 17.7% y/y and 8.8% YTD
■	Other International(1) sales were down 79.0% y/y and 40.8% YTD
o	System-wide same-store sales decline of 23.1% y/y and 19.3% YTD
■	System-wide same-store sales decline (excluding Ponderosa & Bonanza) of 22.0% y/y and 18.2% YTD
■	United States same-store sales decline of 24.6% y/y and 19.5% YTD
■	Canada same-store sales decline of 16.6% y/y and 19.3% YTD
■	Other International(1) sales decline of 18.5% y/y and 18.0% YTD
o	Five new franchised store openings during the second quarter 2020
■	Store count as of June 28, 2020: 366 stores system-wide

●	Net loss of $4.25 million or $0.36 per share on a basic and fully diluted basis inclusive of a non-cash asset impairment charge of $3.2 million, as compared to net loss of $508,000 or $0.04 per share on a basic and fully diluted basis in the second quarter of 2019
●	EBITDA(2) of ($4.3 million) inclusive of a non-cash asset impairment charge of $3.2 million as compared to $2.2 million in the second quarter of 2019
●	Adjusted EBITDA(2) of ($361,000) as compared to $2.0 million in the second quarter of 2019. The reconciliation of EBITDA to Adjusted EBITDA can be found in the accompanying financial tables.

(1)	Excludes Canada, includes Puerto Rico.
(2)	EBITDA and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures”. A reconciliation of GAAP net income to EBITDA and adjusted EBITDA is included in the accompanying financial tables.

Summary of Second Quarter 2020 Financial Results

Total revenues were $3.1 million in the second quarter of 2020 and as compared to $5.9 million in the second quarter of 2019. The revenue performance overwhelmingly reflects a decline in royalty revenue related to the impact of COVID-19, as well as lower franchise fees in 2020 compared to the prior year period and decreases in store opening fees related to the preferred application of ASC 606, which the Company adopted in the fourth quarter of 2019.

Costs and expenses increased to $8.9 million in the second quarter of 2020 compared to $3.7 million in the second quarter of 2019. This increase reflects a $3.2 million goodwill and tradename impairment charge related to Ponderosa and Bonanza, as well as refranchising losses of $1.0 million and increased G&A primarily reflecting a $907,000 increase in provisions for bad debts related to the effects of COVID-19 and a full quarter of depreciation and amortization expense related to the acquisition of Elevation in June 2019.

Other income was $450,000 in the second quarter of 2020, compared to other expense of $1.4 million in the prior year, and consisted primarily of income of $1,264,000 from the change in fair value of the derivative liability relating to the conversion feature of the Series A Preferred Stock, which was partially offset by net interest expense of $765,000. In the second quarter of 2019, other expense of $1.4 million consisted primarily of net interest expense of $1.3 million.

The combination of the aforementioned revenue and expenses resulted in a net loss of $4.2 million in the second quarter of 2020, compared to a net loss of $508,000 in the second quarter of 2019.

Liquidity and Capital Resources

On July 16, 2020, the Company closed its underwritten public offering of 360,000 shares of 8.25% Series B Cumulative Preferred Stock and 1,899,000 Warrants to each purchase one share of Common Stock at an exercise price of $5.00 per share, including 99,000 Warrants as a result of a partial exercise of the over-allotment option granted to the underwriter. The Company increased equity by $15.0 million, including gross proceeds to the Company of approximately $9.0 million prior to deducting underwriting discounts and offering expenses from the public offering, and $6.0 million through the exchange of a portion of the outstanding Series A Preferred Stock and accrued dividends thereon and the outstanding Series A-1 Preferred Stock into shares of the 8.25% Series B Cumulative Preferred Stock. Company insiders or affiliates own nearly $3.0 million of the 8.25% Series B Cumulative Preferred Stock. The Company used a portion of the net proceeds of the offering for the redemption of a portion of the outstanding Series A Preferred Stock and payment of a portion of accrued dividends on the outstanding Series A and Series A-1 Preferred Stock. The Company intends to use the remaining net proceeds for general corporate purposes and possible future acquisitions and growth opportunities.

The shares of Series B Preferred Stock and Warrants began trading on the Nasdaq Capital Market on July 14, 2020 under the symbols FATBP and FATBW, respectively.

On March 6, 2020, the Company completed a whole business securitization through the creation of a bankruptcy-remote issuing entity, FAT Brands Royalty I, LLC in which FAT Royalty issued new notes pursuant to an asset-backed securitization and indenture. Net proceeds from the issuance of the Securitization Notes were $37,314,000, which consisted of the combined face amount of $40,000,000, net of discounts of $246,000 and debt offering costs of $2,440,000. In addition, the securitization structure includes an accordion feature which allows the Company to add new brands into the facility thereby supporting the Company’s acquisition growth strategy. A portion of the proceeds from the Securitization was used to repay the remaining $26,771,000 in outstanding balance and accrued interest under the Company’s prior term loan.

In addition, on July 30, 2020, the Company acquired from a holder warrants to purchase 509,604 shares of the Company’s common stock at an exercise price of $7.20 per share. These warrants had been issued in relation to a 2018 financing.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year regardless of whether the brand during the prior measurement period was owned by FAT Brands or a predecessor. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year. Excludes Elevation Burger as we did not own the brand for the full year of 2019.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal second quarter 2020 financial results today at 5:00 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, President and Chief Executive Officer, and Rebecca Hershinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 1-800-920-3365. A replay will be available after the call until August 13, 2020, and can be accessed by dialing 1-844-512-2921. The passcode is 21967468. The webcast will be available at www.fatbrands.com under the “invest” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns eight restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 375 units worldwide. For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our future acquisitions, and the effects on our business of the current novel coronavirus pandemic (“COVID-19”). Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Measures (Unaudited)

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising gain or losses, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the tables below.

Investor Relations:

ICR

Ashley DeSimone

IR-FATBrands@icrinc.com

646-677-1827

Media Relations:

JConnelly

Gabriella Daidone

gdaidone@jconnelly.com

973-850-7343

###

FAT Brands Inc. Consolidated Statements of Operations Data

(Unaudited)

	13 weeks ended June 28, 2020	13 weeks ended June 30, 2019	26 weeks ended June 28, 2020	26 weeks ended June 30, 2019

(in thousands)

Revenues
Royalties	$2,213	$3,663	$5,522	$7,127
Franchise fees	273	994	449	1,306
Store opening fees	-	184	-	289
Advertising fees	613	1,031	1,544	2,008
Other income	8	23	15	38
Total revenues	3,107	5,895	7,530	10,768

Costs and expenses
General and administrative expenses	4,104	3,106	7,636	5,820
Impairment of assets	3,174	-	3,174	-
Refranchising loss (gain)	1,006	(467)	1,544	51
Advertising expense	613	1,031	1,544	2,008
Total costs and expenses	8,897	3,670	13,898	7,879

(Loss) income from operations	(5,790)	2,225	(6,368)	2,889

Other income (expense), net
Interest expense, net	(289)	(834)	(1,911)	(2,520)
Interest expense related to preferred shares	(476)	(431)	(928)	(862)
Change in fair value - derivative liability	1,264	-	1,264	-
Other expense, net	(49)	(124)	(64)	(100)
Total other income (expense), net	450	(1,389)	(1,639)	(3,482)

(Loss) income before income tax (benefit) expense	(5,340)	836	(8,007)	(593)

Income tax (benefit) expense	(1,089)	1,344	(1,386)	625

Net loss	$(4,251)	$(508)	$(6,621)	$(1,218)
Basic and diluted loss per common share	$(0.36)	$(0.04)	$(0.56)	$(0.10)

Note: Table does not include effects of the July 2020 8.25% Series B Cumulative Preferred Stock Offering or related transactions.

Consolidated Balance Sheet for FAT Brands Inc. as of June 28, 2020

(Unaudited)

As of June 28, 2020

(in thousands)

Cash and restricted cash	$3,488
Total assets	$90,890
Total liabilities	$94,478
Total stockholders’ deficit	$(3,588)

Note: Table does not include effects of the July 2020 8.25% Series B Cumulative Preferred Stock Offering or related transactions.

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

(Unaudited)

	13 weeks ended June 28, 2020	13 weeks ended June 30, 2019	26 weeks ended June 28, 2020	26 weeks ended June 30, 2019

(in thousands)

Net loss	$(4,251)	$(508)	$(6,621)	$(1,218)
Interest expense, net	765	1,265	2,839	3,382
Income tax (benefit) expense	(1,089)	1,344	(1,386)	625
Depreciation and amortization expense	268	140	500	271
EBITDA	(4,307)	2,241	(4,668)	3,060
Provision for (recovery of) bad debts	907	-	1,069	(91)
Share-based compensation expenses	1	78	16	159
Non-cash lease expenses (1)	42	64	83	124
Acquisition costs	80	120	130	197
Refranchising loss (gain)	1,006	(467)	1,544	51
Impairment loss	3,174	-	3,174	-
Change in fair value - derivative liability	(1,264)	-	(1,264)	-
Adjusted EBITDA	$(361)	$2,036	$84	$3,500

(1) Included non-cash lease expense costs related to new lease accounting standards

Note: Table does not include effects of the July 2020 8.25% Series B Cumulative Preferred Stock Offering or related transactions.